UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 3, 2011

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1 through 4 and 6 through 8 are not applicable and therefore omitted.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS.

On June 3, 2011, Urologix, Inc. (the “Company”) and Lisa Ackermann entered into a letter agreement (the “Offer Letter”) pursuant to which Ms. Ackermann agreed to serve as the Company’s Vice President Sales and Marketing. The Company announced Ms. Ackermann’s appointment as Vice President Sales and Marketing on June 16, 2011, the first day of her employment, by the press release attached hereto as Exhibit 99.1.

Under the terms of the Offer Letter, Ms. Ackermann will receive annual base compensation of $210,000, payable according to the Company’s regular payroll practices. Ms. Ackermann will also participate in the Company’s cash incentive program for executive officers for fiscal year 2012 on terms determined by the Compensation Committee. Ms. Ackermann will also participate in the Company’s health, dental and life insurance benefit plans on the same basis as other employees of the Company. The Company will provide Ms. Ackermann with office space in Cincinnati, Ohio and a car allowance of $650 per month. Ms. Ackermann also entered into the Company’s standard agreement with employees governing assignment of inventions, confidential information and non-competition. Ms. Ackermann’s employment with the Company is “at will.”

Pursuant to the Offer Letter, Ms. Ackermann will be granted an incentive stock option on the first day of her employment to purchase 100,000 shares of the Company’s common stock under the Company’s Amended and Restated 1991 Stock Option Plan, as amended (the “Plan”). The option will have an exercise price equal to the fair market value of the Company’s common stock as of the grant date, as determined under the Plan. The option will vest with respect to 25% of the shares underlying the option on the first anniversary of the date of grant and, thereafter, as to 1/36 of the shares underlying the option on the monthly anniversary of the date of grant for each of the next 36 months. Ms. Ackerman will also be granted on the first day of her employment $47,000 in restricted stock, with the number of shares of the Company’s common stock determined by dividing that amount by the greater of $1.00 per share or the fair market value of the Company’s common stock on the grant date. The restrictions and risk of forfeiture on the restricted stock will lapse as to 75% of the shares on the first anniversary of the grant date, and then as to the remaining 25%, ratably on each of the subsequent three anniversaries of the grant date.

The Compensation Committee of the Board of Directors recommended and the Board of Directors approved the compensation to Ms. Ackermann under the Offer Letter.

The foregoing summary of the Offer Letter does not purport to be complete and is subject to and qualified in its entirety by reference to the Offer Letter, which is attached hereto as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 5.02.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No	Description
10.1	Letter Agreement regarding Offer of Employment entered into effective June 3, 2011 between Urologix, Inc. and Lisa Ackermann
99.1	Press Release Issued by Urologix, Inc. on June 16, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC

By:	/s/	Stryker Warren, Jr
Stryker Warren, Jr. Chief Executive Officer

Date: June 16, 2011